UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2009

DARA BioSciences, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-19410	04-3216862
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 919-872-5578

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 30, 2009, DARA BioSciences, Inc. (the "Company") entered into a stock purchase and loan agreement and related agreements (the "Purchase and Loan Agreement") with SurgiVision, Inc. ("SurgiVision") pursuant to which the Company received $1,000,000 of total proceeds. These proceeds, together with cash on hand and anticipated sale proceeds for the Company's shares of MiMedx Group, Inc. (OTCBB:MDXG), which become freely saleable by the Company in February 2009, will be used as working capital for the Company to continue operations according to its previously reported plan to reduce capital spending and conserve cash..

Copies of the Purchase and Loan Agreement and the related Secured Promissory Note are filed with this report as Exhibits 10.1 and 10.2, respectively, and are hereby incorporated by reference herein. The foregoing description of the Purchase and Loan Agreement and the Secured Promissory Note do not purport to be complete and are qualified in their entirety by reference to the full text of such documents.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Steve Gorlin submitted his resignation as a Director of the Company's Board of Directors effective as of January 26, 2009. Mr. Gorlin did not indicate that his resignation was the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Effective on January 26, 2009, Richard Franco was appointed to fill the vacancy on the Board of Directors of the Company that was created when Mr. Gorlin resigned and was appointed as the Company's Chief Executive Officer. Mr. Franco has agreed to serve in these capacities for nominal consideration.

Certain biographical information concerning Mr. Franco is set forth below.

Through March 2008, Richard A. Franco, Sr., R.Ph. (66) served as the Company's Chairman of the Board since October, 2007 and as President, Chief Executive Officer since January 1, 2007 and President and member of its board of directors since 2005. Before joining the Company in 2005, Mr. Franco served as a consultant. In 1997, Mr. Franco co-founded LipoScience, Inc., a private medical technology and diagnostics company, and served as president, CEO and chairman of that company from 1997 to 2001 and as its executive chairman until 2002. Prior to founding LipoScience, he was president, CEO and director of Trimeris, Inc., a biopharmaceutical company (TRMS-NASDAQ). Mr. Franco currently is a director of Salix Pharmaceuticals, Ltd., (SLXP-NASDAQ) a specialty pharmaceutical company; NeoMatrix, LLC, a private medical technology company commercializing screening systems for breast cancer detection; and the Research Triangle Chapter of the National Association of Corporate Directors (NACD). Mr. Franco earned a Bachelor of Science degree in pharmacy from St. John's University and did his graduate work in pharmaceutical marketing and management at Long Island University.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1 Stock Purchase and Loan Agreement dated January 30, 2009 between DARA Biosciences, Inc. and SurgiVision, Inc.

10.2 Secured Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARA BioSciences, Inc.

Dated: January 30, 2009 By: /s/ Richard A. Franco

Name: Richard A. Franco

Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No. Description

10.1 Stock Purchase and Loan Agreement dated January 30, 2009 between DARA Biosciences, Inc. and SurgiVision, Inc.

10.2 Secured Promissory Note